As filed with the Securities and Exchange Commission on November ___, 2001
================================================================================
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                                 CONSYGEN, INC.

             (Exact Name of Registrant as Specified in its Charter)

            Texas                                                76-0260145
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

             125 South 52nd Street, Tempe, AZ 85281, (480) 394-9100
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                 ConSyGen, Inc.
             Amended and Restated 2000 Combination Stock Option Plan
                              (Full title of Plans)

                           --------------------------

                              ---------------------
                                  Eric Strasser
                             Chief Financial Officer
                125 South 52nd Street, Suite 140, Tempe, AZ 85281
                                 (480) 394-9100
                --------------------------------------------------
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                 Proposed                Proposed
                                             Amount                Maximum                Maximum               Amount of
   Title of Each Class of                    to Be             Offering Price            Aggregate            Registration
Securities to Be Registered                Registered           Per Share(1)         Offering Price(1)             Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.003 par value             3,800,000(2)              $.003                 $11,400                 $2.85
===============================================================================================================================

This Registration Statement relates to the registration of additional securities of the same class as other securities for which Registration Statements on this Form relating to an employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement of Form S-8 (Registration Nos. 333-36338) is hereby incorporated herein by reference.

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, on the basis of the price at which the options may be exercised.

(2) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents are hereby incorporated by reference into this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's documents referred to paragraph (a) above; and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto (Registration No. 0-17598), filed under the Exchange Act with the Securities and Exchange Commission.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

Number          Description

4.1* Specimen Common Stock Certificate (Filed as Exhibit 4.B to the Registrant's Registration Statement on Form S-8 (File No. 33-22900-FW)).

5**     Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1** Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2**  Consent of Weber & Company, P.C.

24** Power of Attorney (included on the Signature Page of this Registration Statement).

99.1**  ConSyGen, Inc. Amended and Restated 2000 Combination Stock Option Plan.
-------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**      Filed herewith.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, Arizona, on November 26, 2001.

                                              CONSYGEN, INC.

                                              By:/s/Bruce R. Shirey
                                                 ---------------------------
                                                  Bruce R. Shirey, President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce R. Shirey and Eric J. Strasser, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Title                                   Date
    ---------                           -----                                   ----
/s/ Howard R. Baer             Chairman of the Board                       November 26, 2001
------------------------
Howard R. Baer

/s/ A. Lewis Burridge          Vice Chairman of the Board                  November 26, 2001
------------------------
A. Lewis Burridge

/s/ Bruce R. Shirey            President                                   November 26, 2001
------------------------       (Principal Executive Officer)
Bruce R. Shirey

/s/ Eric J. Strasser           Vice President and Chief Financial          November 26, 2001
------------------------       Officer (Principal Financial Officer)
Eric J. Strasser

/s/  Doug Baxter               Principal Accounting Officer                November 26, 2001
------------------------
Doug Baxter

/s/ John L. Caldwell           Director                                    November 26, 2001
------------------------
John L. Caldwell

/s/ Donald P. Knode            Director                                    November 26, 2001
------------------------
Donald P. Knode

/s/ Joseph A. Grimes, Jr       Director                                    November 26, 2001
------------------------
Joseph A. Grimes, Jr.

/s/ Ben H. Gregg, Jr.          Director                                    November 26, 2001
------------------------
Ben H. Gregg, Jr.

                                  EXHIBIT INDEX

Exhibit
Number

4.1* Specimen Common Stock Certificate (Filed as Exhibit 4.B to the Registrant's Registration Statement on Form S-8 (File No. 33-22900-FW)).

5**     Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1** Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2**  Consent of Weber & Company, P.C.

24** Power of Attorney (included on the Signature Page of this Registration Statement).

99.1**  ConSyGen, Inc. Amended & Restated 2000 Combination Stock Option Plan.
-------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**      Filed herewith.